Exhibit 10.21.3
AMENDMENT NO. 2 TO CREDIT AGREEMENT
     This Amendment No. 2 to Credit Agreement (this “Agreement”) dated as of January 31, 2008 is made by and among INTERSECTIONS INC., a Delaware corporation (the “Company”), the Subsidiaries of the Company party hereto (together with the Company, the “Borrowers” and each a “Borrower”), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States (“Bank of America”), in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement (as defined below)) (in such capacity, the “Administrative Agent”), and each of the Lenders signatory hereto.
W I T N E S S E T H:
     WHEREAS, the Borrowers, the Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of July 3, 2006 (as heretofore amended, as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”; capitalized terms used in this Agreement not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lenders have made available to the Borrowers a term loan facility and a revolving credit facility, including a subfacility for letters of credit; and
     WHEREAS, pursuant to Section 2.01(a) of the Credit Agreement, the Lenders made a term loan to the Borrowers on the Closing Date in a principal amount of $15,000,000 (the “Initial Term Loan”); and
     WHEREAS, the Company has entered into that certain Membership Purchase Agreement (“Purchase Agreement”) with Citibank (South Dakota), N.A. (the “Seller”) dated as of January 31, 2008, whereby the Company is purchasing certain assets of the Seller related to its credit monitoring product (the “Purchase Transaction”; the Purchase Agreement, together with all other instruments, documents and agreements entered into in connection with the Purchase Transaction are collectively referred to herein as the “Purchase Transaction Documents”); and
     WHEREAS, in order to finance, in part, the Purchase Transaction, the Borrowers have requested that the Lenders make an additional term loan advance to the Borrowers on the date hereof in a principal amount of $16,611,111.14 pursuant to Section 2.01(a) (as amended hereby) (the "Additional Term Loan”); and the Lenders are willing to make the Additional Term Loan on and subject to the terms and conditions set forth in this Agreement; and
     WHEREAS, in order the accommodate the Borrowers, the Lenders are willing to amend the Credit Agreement, among the other amendments contained herein, to provide for the Additional Term Loan, and the Lenders are willing to effect such amendments on the terms and conditions contained in this Agreement;
     NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:
          (a) Section 1.01 is amended as follows:
(i) Each of the following definitions shall be added in its appropriate alphabetical order:
“Additional Term Loan” shall have the meaning set forth in the recitals to the Second Amendment.
“Excess Cash Flow” means, for any fiscal year of the Company and its Subsidiaries on a consolidated basis, the excess (if any) of (a) Consolidated EBITDA for such fiscal year over (b) the sum (for such fiscal year) of (i) Consolidated Interest Charges actually paid in cash by the Borrower and its Subsidiaries, (ii) scheduled principal repayments, to the extent actually made, of Term Loans pursuant to Section 2.07(b) and other Indebtedness of the Borrower permitted by Section 7.03(e), (iii) all income taxes actually paid in cash by the Company and its Subsidiaries, and (iv) capital expenditures actually made by the Company and its Subsidiaries in such fiscal year.
“Initial Term Loan” shall have the meaning set forth in the recitals to the Second Amendment.
“Second Amendment” means that certain Amendment No. 2 to Credit Agreement dated January 31, 2008 among the Borrowers, the Administrative Agent and the Lenders party thereto.
“Second Amendment Date” means January 31, 2008.
(ii) The definition of “Borrowing” is replaced with the following definition:
“Borrowing” means any of (i) the advance of a Term Loan on the Closing Date or Second Amendment Date, as applicable, pursuant to Section 2.01, or (ii) a Revolving Borrowing, as the context may require.
(iii) The definition of “Term Loan” is replaced with the following definition:
“Term Loan” means, prior to the Second Amendment Date, the Initial Term Loan, and on and after the Second Amendment Date, the Initial Term Loan and the Additional Term Loan, collectively.
(iv) The definition of “Term Loan Facility” is replaced with the following definition

“Term Loan Facility” means the term loan facility described in Section 2.01 providing for advances of the Term Loan to the Borrowers by the Term Loan Lenders.
(v) The definition of “Revolving Credit Maturity Date” is replaced with the following definition:
“Revolving Credit Maturity Date” means December 31, 2011.
(vi) The definition of “Term Loan Maturity Date” is replaced with the following definition:
“Term Loan Maturity Date” means (a) December 31, 2011 or (b) such earlier date upon which the Outstanding Amounts under the Term Loan Facility, including all accrued and unpaid interest, are paid or required to be prepaid in full in accordance with the terms hereof.
     (b) Sections 1.07(a) and (b) are amended by replacing the reference to “Section 6.12(b) and (c)“in such Sections with a reference to “Sections 6.12(a), (b) and (c).”
     (c) Section 2.01 is amended by replacing such Section in its entirety with the following:
     “2.01 Term Loan. (a) Subject to the terms and conditions of this Agreement, each Term Loan Lender severally agrees to make an advance to the Borrowers of its Applicable Term Loan Percentage of (i) the Initial Term Loan on the Closing Date and (ii) the Additional Term Loan on the Second Amendment Date. The principal amount of the Term Loan outstanding hereunder from time to time shall bear interest and the Term Loan shall be repayable as herein provided. No amount of the Term Loan repaid or prepaid by the Borrowers may be reborrowed hereunder, and other than the advance of the Initial Term Loan on the Closing Date or the Additional Term Loan on the Second Amendment Date, there shall be no other advances under the Term Loan Facility.
     (b) Each Term Loan Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amounts its Applicable Term Loan Percentage of the Term Loan available by wire transfer to the Administrative Agent not later than 1:00 P.M. (i) on the Closing Date, with respect to the Initial Term Loan and (ii) on the Second Amendment Date, with respect to the Additional Term Loan. Such wire transfers shall be directed to the Administrative Agent at the Administrative Agent’s Office and shall be in the form of same day funds in Dollars. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, including the satisfaction of all applicable conditions in Sections 4.01 and 4.02 and, with respect to the Additional Term Loan, the conditions precedent set forth in the Second Amendment, be made available to the Borrowers by delivery of the proceeds thereof as shall be directed by a Responsible Officer of the Company and reasonably acceptable to the Administrative Agent.”
     (d) Section 2.05(b) is amended by replacing the cross reference to “Section 2.07(b)” in the first clause of the first sentence of subsection (b) thereof with a cross reference to “Sections 2.05(d) or 2.07(b)”.
     (e) Section 2.05 is amended by adding new subsection (d) thereto to read as follows:
     “(d) Other Mandatory Term Loan Prepayments.
     (i) Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) (beginning with the financial statements delivered for the fiscal year ended December 31, 2008) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b), if the Consolidated Leverage Ratio is greater than 1.00 to 1.00, the Borrowers shall prepay an aggregate principal amount of Loans equal to the excess (if any) of (A) 25% of Excess Cash Flow for the fiscal year covered by such financial statements over (B) the aggregate principal amount of Term Loans prepaid pursuant to Section 2.05(b) (such prepayments to be applied as set forth in clause (iii) below).
     (ii) Upon the sale or issuance by any Loan Party or any of its Subsidiaries of any of its Equity Interests, the Borrowers shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary (such prepayments to be applied as set forth in clause (iii) below).
     (iii) Each prepayment of Loans pursuant to the foregoing provisions of this Section 2.05(d) shall be applied, first to principal installments of the Term Loan in inverse order of maturity and second to amounts outstanding under the Revolving Credit Facility.”
     (f) Section 2.07(b) is amended by replacing the amortization table contained therein with the following:

Date	Amount
Monthly, beginning on February 29, 2008 and continuing on the last Business Day of each month thereafter until the Term Loan Maturity Date	$583,333.33

Term Loan Maturity Date	The remaining Outstanding Amount of the Term Loan

     (g) Section 6.12(a) is amended by replacing such Section with the following:
     “(a) Minimum Consolidated EBITDA. Consolidated EBITDA shall not be less than (i) $6,000,000 for the fiscal quarter of the Borrowers ending December 31, 2007, (ii) $6,300,000 for the fiscal quarter of the Borrower ending March 31, 2008, and (iii) $8,000,000 for each of the fiscal quarters of the Borrowers ending June 30, 2008 and September 30, 2008.”
     (h) Section 6.12(b) is amended by replacing such Section with the following:
     “(b) Consolidated Leverage Ratio. Beginning with the Company’s fiscal year ended December 31, 2008, maintain a Consolidated Leverage Ratio not to exceed 2.00 to 1.00. The Consolidated Leverage Ratio will be calculated at the end of each reporting period, beginning with the Company’s fiscal year ended December 31, 2008, for which this Agreement requires the Company to deliver financial statements, using the results of the twelve-month period ending with that reporting period.”
     (i) Section 7.07 is amended by replacing such Section with the following:
“7.07 Acquisitions. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless (a) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by Borrowers and their Subsidiaries, or substantially related or incidental thereto, (b) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition and prior to effecting any such transaction, Borrowers shall have furnished to Agent (i) pro forma historical financial statements as of the end of the most recently completed fiscal year of the Company and most recent interim fiscal quarter, if applicable, giving effect to such Acquisition and (ii) a Compliance Certificate prepared on a historical pro forma basis as of the most recent date for which financial statements have been furnished pursuant to Section 4.01(a) or Section 6.01(a) or (b) giving effect to such Acquisition, which certificate shall demonstrate that no Default or Event of Default would exist immediately after giving effect thereto, (c) the Person acquired shall be a wholly-owned Subsidiary, or be merged into a Borrower or any wholly-owned Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquirer shall be any Borrower or any wholly-owned Subsidiary), and (d) after giving effect to such Acquisition, the aggregate Costs of Acquisition incurred during the fiscal year in which such Acquisition is made shall not exceed $25,000,000 (not more than $7,500,000 of which shall be in cash).”
     (j) The existing Exhibit B-1 to the Credit Agreement is replaced with the Exhibit B-1 attached hereto.

     (k) The existing Exhibit C to the Credit Agreement is replaced with the Exhibit C attached hereto.
     2. Effectiveness; Conditions Precedent. This Agreement and the amendments to the Credit Agreement herein provided shall become effective as of January 31, 2008 upon satisfaction of the following conditions precedent:
     (a) the Administrative Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Administrative Agent:
(i) counterparts of this Agreement, duly executed by the Borrowers, the Administrative Agent and the Lenders, together with all schedules and exhibits thereto duly completed;
(ii) a Term Loan Note executed by each Borrower in favor of each Term Loan Lender;
(iii) a Revolving Loan Note executed by Captira and NEI in favor of each Revolving Lender;
(iv) a Designated Co-Borrower Request and Assumption Agreement duly executed by Captira Analytical, LLC, a Delaware limited liability company and a wholly-owned Subsidiary of the Company (“Captira”), and the Company;
(v) a Designated Co-Borrower Request and Assumption Agreement duly executed by Net Enforcer’s, Inc., a Florida corporation and wholly-owned Subsidiary of the Company (“NEI”), and the Company;
(vi) a Security Joinder Agreement (as defined in the Security Agreement) executed by Captira as required by the terms thereof and of the Credit Agreement;
(vii) a Security Joinder Agreement (as defined in the Security Agreement) executed by NEI as required by the terms thereof and of the Credit Agreement;
(viii) a Pledge Agreement Supplement (as defined in the Pledge Agreement) with respect to the Company’s ownership interests in Captira and NEI, together with all stock certificates and accompanying stock powers duly executed in blank with respect to such ownership interest in NEI;
(ix) such certificates of resolutions or other action, incumbency certificates and/or other certificates of a Responsible Officer of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(x) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
(xi) favorable opinions of counsel to the Loan Parties acceptable to the Administrative Agent addressed to the Administrative Agent and each Lender, as to the matters set forth concerning the Loan Parties and the Loan Documents in form and substance satisfactory to the Administrative Agent;
(xii) evidence that the Administrative Agent, for the benefit of the Lenders, holds a perfected, first priority Lien in the Collateral (subject to no other Liens except Permitted Liens);
(xiii) certificate of a Responsible Officer of the Company certifying that (a) contemporaneously with and immediately upon the effectiveness of this Agreement, the Purchase Transaction has been consummated in accordance with the Purchase Transaction Documents without amendment or waiver of any of the material terms or conditions thereof except as shall have been disclosed to and approved by the Administrative Agent and (b) attached to such certificate are duly executed copies of the Transaction Documents;
(xiv) such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, or the Required Lenders reasonably may require;
     (b) the Borrowers shall deliver to the Administrative Agent evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect; and
     (c) all fees and expenses payable to the Administrative Agent and the Lenders (including the fees and expenses of counsel to the Administrative Agent) estimated to date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).
     3. Effectiveness; Conditions Subsequent. The continued effectiveness of this Agreement and the amendments herein provided shall be subject to the satisfaction of the following conditions subsequent within 30 days of the date hereof:
     (a) the Administrative Agent shall have received from Captira and NEI fully completed schedules to their respective Security Joinder Agreement referred to in Section 2(a)(vi) and (vii) hereof, respectively, in each case in form and substance satisfactory to the Administrative Agent; and

     (b) the Loan Parties shall deliver all Perfection Documents (as defined in the Security Agreement), take all Perfection Action (as defined in the Security Agreement), and do or cause to be done all things required by the Pledge Agreement with respect to Pledged Interests, in each case as the Administrative Agent shall request (in accordance with the terms of the Loan Documents).
     For the avoidance of doubt, any failure by the Company or its Subsidiaries to satisfy any condition subsequent set forth in this Section 3, and such failure has not otherwise been waived or consented to by the Administrative Agent (including an extension of time for satisfaction of any such conditions subsequent), shall constitute an Event of Default.
     4. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:
     (a) The representations and warranties made by each Loan Party in Article V of the Credit Agreement and in each of the other Loan Documents to which such Loan Party is a party are true and correct on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;
     (b) Since the date of the most recent financial reports of the Company and its Subsidiaries delivered pursuant to Section 6.01 of the Credit Agreement, no act, event, condition or circumstance has occurred or arisen which, singly or in the aggregate with one or more other acts, events, occurrences or conditions (whenever occurring or arising), has had or could reasonably be expected to have a Material Adverse Effect;
     (c) The Persons constituting Borrowers after giving effect to the effectiveness hereof (and assuming satisfaction of the conditions subsequent set forth in Section 3 of this Agreement) are all Persons required to be Designated Co-Borrowers under Section 6.13 of the Credit Agreement.
     (d) This Agreement has been duly authorized, executed and delivered by the Borrowers and constitutes a legal, valid and binding obligation of such parties, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and
     (e) After giving effect to this Agreement, no Default or Event of Default has occurred and is continuing.
     5. Entire Agreement. This Agreement, together with all the Loan Documents, that certain consent and waiver letter dated August 25, 2006 from Bank of America, N.A., as Lender, to the Company, and that certain consent letter dated November 2, 2007 from Bank of America, N.A., as Lender, to the Company (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.
     6. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms, as modified by (i) that certain consent and waiver letter dated August 25, 2006 from Bank of America, N.A., as Lender, to the Company and (ii) that certain consent letter dated November 2, 2007 from Bank of America, N.A., as Lender, to the Company.
     7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.
     8. Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia applicable to contracts executed and to be performed entirely within such Commonwealth, and shall be further subject to the provisions of Section 10.13 of the Credit Agreement.
     9. Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.
     10. References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby.
     11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each of the Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.
[Signature pages follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWERS:

INTERSECTIONS INC.

By:

Name:

Title:

CREDITCOMM SERVICES LLC

By:

Name:

Title:

INTERSECTIONS HEALTH SERVICES, INC.

By:

Name:

Title:

INTERSECTIONS INSURANCE SERVICES INC.

By:

Name:

Title:

CAPTIRA ANALYTICAL, LLC

By:

Name:

Title:

AMENDMENT NO. 2 TO CREDIT AGREEMENT
Signature Page

NET ENFORCERS, INC.

By:

Name:

Title:

AMENDMENT NO. 2 TO CREDIT AGREEMENT
Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:

Name:

Title:

AMENDMENT NO. 2 TO CREDIT AGREEMENT
Signature Page

LENDERS:

BANK OF AMERICA, N.A.

By:

Name:

Title:

AMENDMENT NO. 2 TO CREDIT AGREEMENT
Signature Page

EXHIBIT B-1
FORM OF TERM LOAN NOTE
January 31, 2008
     FOR VALUE RECEIVED, the undersigned (the “Borrowers”) hereby, jointly and severally, promise to pay to                      or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Term Loan from time to time made by the Lender to the Borrowers under that certain Credit Agreement, dated as of July 3, 2006 (as amended by Amendment No. 1 to Credit Agreement dated November 29, 2007, Amendment No. 2 to Credit Agreement dated as of the date hereof, as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among the Borrowers, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.
     The Borrowers, jointly and severally, promise to pay interest on the unpaid principal amount of each Term Loan from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
     This Term Loan Note is one of the Term Loan Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term Loan Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term Loan Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto.
     Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Loan Note.

     THIS TERM LOAN NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA.

INTERSECTIONS INC.
By:

Name:

Title:

CREDITCOMM SERVICES LLC

By:

Name:

Title:

INTERSECTIONS HEALTH SERVICES, INC.

By:

Name:

Title:

INTERSECTIONS INSURANCE SERVICES INC.

By:

Name:

Title:

CAPTIRA ANALYTICAL, LLC

By:

Name:

Title:

NET ENFORCERS, INC.

By:

Name:

Title:

TERM LOANS AND PAYMENTS WITH RESPECT THERETO

Amount of
		Principal or	Outstanding
	Amount of	Interest Paid	Principal Balance
Date	Loan Made	This Date	This Date	Notation Made By

EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date:                     , _____
To:      Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Credit Agreement, dated as of July 3, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Intersections Inc., a Delaware corporation (the “Company”), each Subsidiary of the Company from time to time party thereto (collectively with the Company, the “Borrowers”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.
     The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                         of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrowers, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
     1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
     1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
     2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company and its Subsidiaries during the accounting period covered by the attached financial statements.
     3. A review of the activities of the Company and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Loan Parties have performed and observed all its Obligations under the Loan Documents, and
Exhibit C
Form of Compliance Certificate

[select one:]
     [to the best knowledge of the undersigned during such fiscal period, the Loan Parties performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
—or—
     [the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
     4. The representations and warranties of the Borrowers contained in Article V of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.
     5. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     , ___.

INTERSECTIONS INC.

By:

Name:

Title:

Exhibit C
Form of Compliance Certificate

SCHEDULE 1
to the Compliance Certificate
Financial Statements
(see attached)
Exhibit C
Form of Compliance Certificate
Schedule 1

For the Quarter/Year ended                     (“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)
I.	Section 6.12(a) — Minimum Consolidated EBITDA.

(For each Fiscal Quarter of the Company ended on each of December 31, 2007, March 31, 2008, June 30, 2008 and September 30, 2008)

A. Consolidated EBITDA for the quarter ending on the above date (calculated pursuant to Item II. B. below):	$

Minimum Permitted
Fiscal Quarter Ended:	Amount:
December 31, 2007	$6,000,000
March 31, 2008	$6,300,000
June 30, 2008 and September 30, 2008	$8,000,000
II.	Section 6.12(b) — Consolidated Leverage Ratio.

(For each fiscal period of the Company ending on or after December 31, 2008)

A.	Consolidated Total Funded Debt at Statement Date:		$
™

B.	Consolidated EBITDA for the 12 month period ending on above date (“Subject Period”), as adjusted pursuant to Sections 1.07(a) and (b):

1.	consolidated net income:	$

2.	income from discontinued operations and extraordinary items:	$

3.	loss from discontinued operations and extraordinary items:	$

4.	income taxes:	$

5.	interest expense:	$

6.	depreciation, depletion, amortization, impairment of goodwill, write-down of intangibles, and the amortization and expensing of non-cash stock-based compensation:	$

Exhibit C
Form of Compliance Certificate
Schedule 2

7.	Screening adjustment	$

8.	Consolidated EBITDA (Lines I.B.1. — 2. + 3. + 4. + 5. + 6. — 7.):	$

C.	Consolidated Leverage Ratio (Line I.A ÷ Line I.B.8):	to 1.00

	Maximum permitted:	2.00 to 1.00
III.	Section 6.12(c) — Consolidated Fixed Charge Coverage Ratio.

A.	Consolidated Cash Flow for Subject Period, as adjusted pursuant to Sections 1.07(a) and (b):

	1.	net income, after income tax:	$

	2.	income from discontinued operations and extraordinary items:	$

	3.	loss from discontinued operations and extraordinary items:	$

	4.	depreciation, amortization and other non-cash charges:	$

	5.	interest expense on all obligations:	$

	6.	dividends, withdrawals and other distributions (to include stock buybacks):	$

	7.	unfinanced capital expenditures:	$

	8.	Screening adjustment:	$

	9.	Consolidated Cash Flow
		(Lines II.A.1. — 2. + 3. + 4. + 5. — 6. — 7. — 8.):	$

B.	Consolidated Fixed Charges for Subject Period:

	1.	Current portion (scheduled principal) of long term debt as of the above date:	$

	2.	Current portion (scheduled principal) of capitalized lease obligations as of the above date:	$

	3.	interest expense on all obligations during the Subject Period:	$

	4.	Ordinary Dividends paid during the Subject Period:	$

	5.	Consolidated Fixed Charges (Lines II.B.1. + 2. + 3. + 4.):	$

Exhibit C
Form of Compliance Certificate
Schedule 2

C.	Consolidated Fixed Charge Coverage Ratio:

	((Lines II.A.9. ÷ II.B.5.)	to 1.00

	Minimum permitted:	1.25 to 1.00
Exhibit C
Form of Compliance Certificate
Schedule 2